EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121244) pertaining to the Educate, Inc. 2003 Omnibus Stock Incentive Plan and the Educate, Inc. 2004 Omnibus Stock Incentive Plan of our report dated March 15, 2007 with respect to the consolidated financial statements of Educate, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Baltimore, Maryland

April 25, 2007